                                                                    EXHIBIT 10.1
ENFORCEABLE LETTER OF INTENT
 FOR THE SALE AND PURCHASE OF STOCK


This Enforceable Letter of Intent is entered into on this 2nd day of November, 2000 by and between VPN COMMUNICATIONS (SELLER), and Mr. Paul C. Stevens (BUYER).

It is understood that this is an enforceable letter of intent with respect to the purchase by Buyer of 1,500 shares of VPNCOM.NET Corporation, a Nevada corporation, which shares are owned by SELLER.

                                  CONSIDERATION

As consideration for the purchase of said 1,500 shares, BUYER shall execute this Enforceable Letter of Intent, and deliver to SELLER the sum of one dollar ($1.00), and acceptance of liabilities and obligations as set forth in this letter of intent as attachments, holding Seller harmless and indemnifying against such liabilities and obligations. It is expressly understood that the Hold Harmless/Indemnity provision of this letter constitutes part of the material consideration for this transaction and constitutes a condition subsequent. Upon receipt of consideration, SELLER shall transfer to BUYER said 1,500 shares of VPNCOM.NET Corporation.

                             TIME IS OF THE ESSENCE

It is agreed that the terms of this letter of intent shall be fully complied with and that all consideration shall be exchanged no later than close of business November 2, 2000.

                                   LIABILITIES

BUYER, as an officer of VPNCOM.NET Corporation, has had full opportunity and accessibility to determine and review all of the outstanding liabilities, obligations, and potential claims that are or may be asserted against VPNCOM.NET Corporation, and acknowledges that SELLER has specifically informed him of certain liabilities of VPNCOM.NET, including but not limited to unpaid payroll taxes, equipment and space leases, and payroll obligations, which are set forth in the September 30, 2000 draft financial statements (attached hereto as Exhibit
1). Buyer has reviewed these financial statements and expressly accepts that all of the outstanding liabilities, obligations and potential claims listed in
Exhibit 2 (attached hereto) are obligations and liabilities he will assume as part of this agreement. Such obligations and liabilities shall not exceed those liabilities set forth in Exhibit 2, accept to the extent that the government determines that additional penalty and interest on the payroll taxes (both federal and state of California) exceed the amount set forth in said statement, and to the further extent that VPN Communications Corporation is unable to assign the leases on the server, computer equipment and furniture, which leases were entered into on behalf of VPNCOM.NET Corporation by e-Net Financial.Com Corporation, the obligation payable to Copper Mountain Networks, Inc., and to the further extent any contracts or obligations entered into by Mr. Stevens subsequent to September 30, 2000, which contracts or obligations have not been disclosed in writing to SELLER, and BUYER acknowledges he has made a full investigation of VPNCOM.NET Corporation which has included, among other things, liabilities, the status of business of VPNCOM.NET Corporation and its cash position, accounts receivable, and accepts the above described stock inclusive thereof.

BUYER understands and acknowledges that BUYER shall have no claim against VPN Communications Corporation, for any alleged liability of VPNCOM.NET Corporation regardless of any claim of nondisclosure by either SELLER or VPN Communications Corporation.


                                  HOLD HARMLESS

Upon execution of this Enforceable Letter of Intent, BUYER agrees to release any and all claims against SELLER, VPN Communications Corporation, and e-Net Financial.Com Corporation, and all of their employees, agents, directors and officers, and indemnifies and holds said parties harmless from any and all liability, claim, debt or other obligation whether accrued or unaccrued of VPNCOM.NET Corporation, including but not limited to, all liabilities and obligations as set forth in the audited financial statements of September 30, 2000. Such release will be effective upon execution of the " MUTUAL RELEASE OF ALL CLAIMS" (attached hereto as Exhibit 3).

This performance of buyer called for herein, including any covenants to hold harmless or making of any required payments shall be secured by a security interest granted hereby by buyer in and to all unencumbered shares of VPN Communications Corporation and E-Net Financial.Com Corporation standing in Buyers name as of the date of the execution hereof. Upon execution of this agreement such shares shall be held in escrow with the law offices of Larry M Roberts until all liabilities and obligations are satisfied.


                      RESIGNATION AS DIRECTORS AND OFFICERS

BUYER hereby agrees upon the execution of this agreement to sign a letter of resignation as an officer and director of VPN Communication Corporation.


                                FORMAL AGREEMENT

The parties hereto understand and acknowledge that a more formal agreement for the sale and purchase of stock shall be completed and executed by and between the parties hereto which agreement shall incorporate all of the terms set forth in this Enforceable Letter of Intent. The parties agree to cooperate with each other in the execution and completion of this formal stock purchase agreement. Until such time as said formal agreement is finalized and executed, the terms of this letter of intent are fully enforceable to the fullest extent by law.


                                 ATTORNEY'S FEES

If any action is brought to enforce or interpret the terms of this Enforceable Letter of Intent, the prevailing party shall be entitled to all costs and legal fees allowable by law.








VPN Communications Corporation


BY:   /S/ E. G. Marchi
   --------------------------
          Seller                                                    Date 11/6/00




      /S/ Paul C. Stevens
   --------------------------
      Paul C Stevens-Buyer                                        Date   11/6/00



-----------------------------------------------------------------------------------------------------------
VPNCOM.NET Corporation
-----------------------------------------------------------------------------------------------------------
                                  Liabilities
                            As of September 30, 2000



                                                         Per                                Adjusted
                                                      Exhibit I          Adjustments        Balances

Current Liabilities
  Accounts Payable-Trade                              278,798.62          45,934.69         324,733.31

Other Current Liabilities
  Accrued expenses                                     20,725.00                             20,725.00
  Deferred Payroll Expense                             (8,335.17)                            (8,335.17)
  Accrued Salaries                                    106,413.14                            106,413.14
  Accrued Vacation Payable                             10,699.70                             10,699.70
  Interest Payable                                     21,315.23        (15,318.74)           5,996.49
  ST Loan-MAI                                         122,013.82       (122,013.82)               0.00
  ST Loan-PFS                                           4,019.73         (4,019.73)               0.00
  ST Loan-GFT                                          57,500.00        (57,500.00)               0.00
  ST Loan-Ted Bohrer                                   10,150.00                             10,150.00
  Note Payable-DIS                                    100,000.00                            100,000.00
  Note Payable-ENFC                                    38,138.06        (38,138.06)               0.00
  Lease Payable-JDR Capital                            13,326.14          5,368.18           18,694.32
  Income Tax Liability                                  1,600.00                              1,600.00
  FWT (ee)                                             17,516.00                             17,516.00
  FICA (ee)                                             8,364.13                              8,364.13
  FICA (er)                                             8,364.13                              8,364.13
  FUTA (er)                                               298.91                                298.91
  SWT (ee)                                              5,078.38                              5,078.38
  SDI (ee)                                                765.37                                765.37
  SUI/ETT (er)                                          1,307.86                              1,307.86
  Penalty & Interest-P/R Taxes                              0.00           4,947.97           4,947.97
  Interco-VCC                                         652,060.71        (326,030.36)        326,030.36

Total Other Current Liabilities                     1,191,321.14        (552,704.56)        638,616.59

Total Current Liabilities                           1,470,119.76        (506,769.87)        963,349.90

Long Term Liabilities
  LT Lease Payable-JDR Capital                         13,188.74              83.63          13,272.37

Total Long Term Liabilities                            13,188.74              83.63          13,272.37

             Total Liabilities                      1,483,308.50        (506,686.24)        976,622.27

Additions to Accounts Payable-Trade is as follows:

                                            Rhythms                       24,912.69
                                            Copper Mountain               15,822.00
                                            Exodus                         5,200.00

                                                                          45,934.69 not previously recorded
-----------------------------------------------------------------------------------------------------------